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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 2, 2005
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 32 nd Floor, New York, New York 10017
(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 7.01. Regulation FD Disclosure.

On February 2, 2005, the Company issued a press release announcing that it has completed the acquisition from Magness Petroleum Company and Next Generation Investments, LLC (collectively, “Magness”) of all of Magness’s right, title and interest in the Wilmington Townlot Unit No. 1, Wilmington California (the “Wilmington Unit”), pursuant to the Purchase and Sale Agreement dated as of November 24, 2004 for a price of $14.8 million in cash (the “Acquisition”). The closing is effective as of January 1, 2005. Additionally, effective February 1, 2005, Warren’s wholly owned operating subsidiary, Warren E&P, Inc., was elected operator of the Wilmington Unit. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On February 3, 2005, the Company issued a press release announcing the hiring of Mr. Steven M. Buchanan for the position of Vice President and General Manager — California and Mr. Steve Liles for the position of Manager of Operations — California. Mr. Buchanan and Mr. Liles will be primarily responsible for the management of drilling and production operations of Warren’s California Wilmington Unit. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

99.1	Press Release dated February 2, 2005.

99.2	Press Release dated February 3, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 4, 2005

WARREN RESOURCES, INC. (Registrant)

By:	/s/ Norman F. Swanton Norman F. Swanton, Chairman and Chief Executive Officer